Exhibit (l)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement No. 333-193535 on Form N-4 of our report dated April 15, 2024, relating to the financial statements of each of the Sub-Accounts of Forethought Life Insurance Company Separate Account A appearing in Form N-VPFS of Forethought Life Insurance Company Separate Account A for the year ended December 31, 2023. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Experts” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche, LLP

Boston, Massachusetts

April 19, 2024

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement No. 333-193535 on Form N-4 of our report dated March 26, 2024, relating to the statutory-basis financial statements of Forethought Life Insurance Company appearing in Form N-VPFS of Forethought Life Insurance Company Separate Account A for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche, LLP

Boston, Massachusetts

April 19, 2024